Exhibit 10.14

PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

$10,000.00

Springville, Utah

FOR VALUE RECEIVED, Millstream Ventures, Inc., a Nevada corporation (hereinafter referred to as "Borrower"), promises to pay to Lorikeet, Inc., a Utah corporation, with a mailing address of 374 East 400 South #3, Springville,  UT 84663 (hereinafter referred to as "Lender"), according to the terms set forth herein, in lawful money of the  United States of America.

1. Payments. This Promissory Note shall be payable at Springville, Utah, c/o Steven L. White, in accordance with the following terms:

Principal:

Ten thousand dollars ($10,000.00).

Interest rate:

Eight percent (8%) interest calculated on a per annum basis commencing on July 8, 2010.

Term:

This Promissory Note shall be paid in full including interest no later than July 8, 2013.

2. Events of Default. Borrower shall be in default of its obligations under this Promissory Note upon the happening of any of the following events:

A. Borrower makes an assignment for the benefit of creditors, or a petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors, is filed by Borrower; or

B. Borrower applies for or voluntarily permits the appointment of a receiver or trustee for any or all of its property or assets; or

C. Any of the actions or proceedings described in subparagraphs A and B above are commenced against Borrower and such action or proceeding is not vacated within sixty (60) days of its commencement; or

D. Borrower dissolves or liquidates; or

E. Borrower breaches any of the provisions of this Promissory Note; or

F. Any representations of Borrower in this Promissory Note are not true and correct when made; or

G. Breach of any covenant, warranty, liability or other obligation contained or referred to herein, or pertaining to the indebtedness evidenced hereby, whether now existing or hereafter arising.

3. Acceleration. Upon the occurrence of any event of default as set forth herein, which default remains uncured for five (5) days after notice of default is provided by Lender, the entire amount due hereunder shall, at the option of Lender, become immediately due and payable without notice, and, thereafter, such amounts shall bear interest at the rate of eighteen percent (18%) per annum, both before and after judgment.

4. Prepayment. Borrower may prepay the full unpaid balance due hereunder at any time without penalty.

5. Attorneys' Fees and Costs. If (i) this Promissory Note is referred to an attorney for collection or enforcement, or if this Promissory Note is collected upon or enforced through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Promissory Note, or (iii) an attorney is retained to represent Lender in any other proceedings whatsoever in connection with this Promissory Note, Borrower agrees to pay to Lender all reasonable attorneys' fees, costs and expenses incurred in connection therewith, both before and after judgment.

6. Waiver of Remedies. Delay in exercising any of Lender's rights or options hereunder shall not constitute a waiver thereof, and waiver of any rights or options shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

7. Binding Effect. Borrower agrees that this Promissory Note shall be binding upon its successors.

8. Notice. Any notice to Borrower provided for in this Promissory Note shall be given by mailing such notice via certified return receipt U.S. mail addressed to Borrower at:

Millstream Ventures, Inc.

374 East 400 South #3

Springville, UT 84663

Upon giving written notice to Lender at Lender’s address provided herein, Borrower may change its address pursuant to this Promissory Note.

9. Severability. Should any one or more provisions of this Promissory Note be determined to be illegal or unenforceable, such provision or provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and all other provisions shall nevertheless be effective.

10. Governing Law. The validity, interpretation, effect and enforcement of this Promissory Note shall be governed by the laws of the State of Utah, except to the extent the laws of the United States of America may prevail, and Borrower hereby consents to the jurisdiction of the State and Federal courts of Utah to enforce this Promissory Note.

11. Time of the Essence. Time is of the essence of this Promissory Note.

12. Headings and Captions. The paragraph headings and captions appearing in this Promissory Note are for convenient reference only and in no respect define, limit or describe the scope of the intent of this Promissory Note or the provisions hereof.

13. Waivers. Borrower hereby waives protest, presentment, notice of dishonor, and notice of acceleration of maturity and agrees to continue to remain bound for the payment of principal, interest and all other sums due under this Promissory Note notwithstanding any change or changes by way of any extension or extensions of time for the payment of principal and interest; and Borrower waives all and every kind of notice of such change or changes and agrees that the same may be made without notice or consent.

14. Borrower's Warranties. Borrower hereby warrants and represents to Lender as follows:

A. Borrower is duly organized and validly existing, and has all requisite power and authority to own its property and assets and to carry on its business; and

B. That the execution, delivery and performance of this Promissory Note has been duly authorized, and that this Promissory Note is a valid and legally binding obligation of Borrower legally enforceable against Borrower in accordance with its terms; and

C. That Borrower has obtained all necessary consents, authorizations, approvals and orders required in connection with the issuance of this Promissory Note.

15. Assignment. Borrower may not assign, delegate, or otherwise transfer any of its rights or obligations under this Promissory Note, whether by merger, consolidation, or other business combination, without the prior written consent of Lender.

Millstream Ventures, Inc.

/s/ Steven L. White

Date: August 2, 2010

Steven L. White, President